Exhibit 3.1(c)

CERTIFICATE OF CONVERSION FOR ENTITIES CONVERTING

WITHIN OR OFF THE RECORDS OF THE OHIO SECRETARY OF STATE

Filing Fee: $125

(CHECK ONLY ONE (1) BOX)

(1) ☒	Converting Within The Records of the Ohio Secretary of State	(2) ☐	Converting Off The Records of the Ohio Secretary of State (187-VXX)

Name of the converting entity: AMRESCO INC.

Jurisdiction of Formation: Ohio

Charter/Registration Number: 484505

The converting entity is a:

(Check Only (1) One Box)

☒	Domestic Corporation
☐	Foreign Corporation
☐	Domestic Nonprofit Limited Liability Company
☐	Foreign Nonprofit Limited Liability Company
☐	Domestic For-Profit Limited Liability Company
☐	Foreign For-Profit Limited Liability Company
☐	Partnership
☐	Domestic Limited Partnership
☐	Foreign Limited Partnership
☐	Domestic Limited Liability Partnership
☐	Foreign Limited Liability Partnership
☐	Business Trust

The converting entity hereby states that it has complied with all laws in the jurisdiction under which it exists and that those laws permit the conversion.

[SEAL]

Name of the converted entity: AMRESCO, LLC

Jurisdiction of Formation: Ohio

The converted entity is a:

(Check Only (1) One Box)

☐	Domestic Corporation
☐	Foreign Corporation
☐	Domestic Nonprofit Limited Liability Company
☐	Foreign Nonprofit Limited Liability Company
☒	Domestic For-Profit Limited Liability Company
☐	Foreign For-Profit Limited Liability Company
☐	Partnership
☐	Domestic Limited Partnership
☐	Foreign Limited Partnership
☐	Domestic Limited Liability Partnership
☐	Foreign Limited Liability Partnership
☐	Business Trust

12:01 a.m.

Effective Date (Optional)	2/02/2011 at	(The conversion is effective upon the filing of this certificate or on a later date specified in the certificate that it is not more than ninety days after filing)

Name and address of the person or entity that will provide a copy of the declaration of conversion upon written request.
Theodore Pulkownik
Name

100 Matsonford Road, Bldg. One, Suite 200
Mailing Address

Radnor	PA	19087
City	State	Zip Code

Required information that must accompany conversion certificate if box 2 is checked

If the converting entity is a domestic or foreign entity that will not be licensed in Ohio, provide the name and address of the statutory agent upon whom any process, notice or demand may be served.

Name of Statutory Agent

Mailing Address

City	State	Zip Code

☐	If the agent is an individual using a P.O. Box, check this box to confirm that the agent is an Ohio resident.

If the converting entity is a domestic or foreign corporation licensed to transact business in Ohio and converting off the records, the certificate of conversion must be accompanied by the affidavits herein attached. (See Instructions)

See instructions for additional filing requirements if

(1) the conversion creates a new domestic entity,

(2) the converted entity is a foreign entity that desires to transact business in Ohio, or

(3) if a foreign or domestic corporation licensed to transact business in this state is the converting entity.

IN WITNESS WHEREOF, the conversion is authorized on behalf of the converting entity and that each person signing the certificate of conversion is authorized to do so.

Required		2/1/2011
Must be authenticated (signed) by an authorized representative.	Signature	Date

Theodore Pulkownik
Print Name

Secretary
Title

	Signature	Date

Print Name

Title

	Signature	Date

Print Name

Title

AFFIDAVIT RELEASES FROM VARIOUS GOVERNMENTAL AUTHORITIES

AMRESCO INC.

Exact Name of Corporation

If a foreign or domestic corporation licensed to transact business in Ohio is the converting entity, the certificate of conversion must be accompanied by the affidavits, receipts, certificates, or other evidence required by division (H) of section 1701.811(B)(4) of the Revised Code.

AGENCY Ohio Department of Taxation Dissolution Section 4485 Northland Ridge Blvd. Columbus, Ohio 43229	DATE NOTIFIED 1/31/2011	AGENCY Ohio Job & Family Services Status and Liability Section Data Correspondence Control Fax: 614-752-4811 Phone: 614-466-2319 Overnight: 4020 East 5th Avenue Columbus, OH 43219-1811	DATE NOTIFIED 1/31/2011 Regular: P.O. Box 182413 Columbus, OH 43218-2413
AGENCY	DATE NOTIFIED	TREASURER	DATE NOTIFIED
Ohio Bureau of Workers’ Compensation 30 W. Spring Street Columbus, OH 43215	1/31/2011	The treasurer of any county in which the corporation has personal property:
		Cuyahoga	1/31/2011

Note: This affidavit must be signed by one or more persons executing the certificate of conversion or by an officer of the corporation.

Signature	Title Secretary

Theodore Pulkownik
Name

6681 Cochran Road
Street Address / P.O. Box Address

Solon	OH	44139
City	State	Zip Code

Acknowledged before me and subscribed in my presence on	Date 2-1-2011

Seal
[SEAL]	Notary Public
	Commission Expires	No expiration
Date

AFFIDAVIT OF PERSONAL PROPERTY

STATE OF         OHIO

County   Cuyahoga                 SS:

Theodore Pulkownik

Name of Officer

Secretary	of	AMRESCO INC.
Title of Officer		Name of Corporation

and that this affidavit is made in compliance with Section 1701.811(B)(4) of the Ohio Revised Code.

That above-named corporation: (Check one (1) of the following)

☐	Has no personal property in any county in Ohio

☐	Is the type required to pay personal property taxes to state authorities only

☒	Has personal property only in the following county (ies)

Cuyahoga

and that the net assets of said corporation are sufficient to pay all personal property taxes accrued to date.

Signature:	Title:	Secretary

Acknowledged before me and subscribed in my presence on Date 2-1-2011

Seal
Notary Public

Expiration date of Notary Public’s Commission	No expiration
Date

ARTICLES OF ORGANIZATION FOR A DOMESTIC

LIMITED LIABILITY COMPANY

Filing Fee: $125.00

(CHECK ONLY ONE (1) BOX)

(1) ☒	Articles of Organization for Domestic For-Profit Limited Liability Company (115-LCA) ORC 1705	(2) ☐	Articles of Organization for Domestic Nonprofit Limited Liability Company (115-LCA) ORC 1705

Name of limited liability company

AMRESCO, LLC

Name must include one of the following words or abbreviations: “limited liability company,” “limited,” “LLC,” “L.L.C.,” “ltd., “or “ltd”

Effective Date (Optional)	mm/dd/yyyy	(The legal existence of the limited liability company begins upon the filing of the articles or on a later date specified that is not more than ninety days after filing)

This limited liability company shall exist for
(Optional)		Period of Existence

Purpose
(Optional)

☐	Check here if additional provisions are attached

ORIGINAL APPOINTMENT OF AGENT

The undersigned authorized member(s), manager(s) or representative(s) of

AMRESCO, LLC
Name of Limited Liability Company

hereby appoint the following to be Statutory Agent upon whom any process, notice or demand required or permitted by statute to be served upon the limited liability company may be served. The name and address of the agent is

David Camiener
Name of Agent

6681 Cochran Road
Mailing Address

Solon	Ohio	44139
City	State	Zip Code

☐	If the agent is an individual and using a P.O. Box, check this box to certify the agent is an Ohio resident.

ACCEPTANCE OF APPOINTMENT

The undersigned, named herein as the statutory agent for

AMRESCO, LLC
Name of Limited Liability Company

hereby acknowledges and accepts the appointment of agent for said limited liability company

/s/ David Camiener
David Camiener	Agent’s Signature

By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document on behalf of the limited liability company identified above.

REQUIRED Articles and original appointment of agent must be authenticated (signed) by a member, manager or other representative.	Signature	2/1/2011 Date
Theodore Pulkownik Print Name
	Signature	Date
Print Name
	Signature	Date
Print Name

(See Instructions Below)